UNITED STATES BANKRUPTCY COURT
                            NORTHERN DISTRICT OF OHIO

In re:                                  ) In Jointly Administered
                                        ) Chapter 11 Proceedings
PHAR-MOR, INC., et al,                  )
                                        ) Case No. 01-44007 through 01-44015
Debtors.                                )
                                        ) WILLIAM T. BODOH,
                                        ) U. S. Bankruptcy Judge


                              DISCLOSURE STATEMENT
                 PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE
       FOR FIRST AMENDED JOINT PLAN OF LIQUIDATION DATED JANUARY 23, 2003
                       PROPOSED JOINTLY BY THE DEBTORS AND
                  THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

                                           Counsel for the Official Committee
Counsel for the Debtors:                   of Unsecured Creditors:

Michael A. Gallo, Esq.                     Brett H. Miller, Esq.
Timothy M. Reardon, Esq.                   Otterbourg, Steindler, Houston
Nadler Nadler & Burdman Co., LPA           & Rosen, P.C.
20 Federal Plaza West, Suite 600           230 Park Avenue
Youngstown, Ohio 44503                     New York, New York 10169-0075
(330) 744-0247                             (212) 661-9100

         and                                             and

Mark B. Joachim, Esq.                      Joseph F. Hutchinson, Jr., Esq.
Morrison & Foerster LLP                    Brouse McDowell
1290 Avenue of the Americas                1000 Lakeside Avenue
New York, New York 10104-0050              Suite 1600
(212) 468-8000                             Cleveland, Ohio 44114
                                           (216) 830-6830

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                                TABLE OF CONTENTS

                                                                        Page No.

I.    INTRODUCTION.............................................................1

II.   PREAMBLE.................................................................1
      A. Approval of Disclosure Statement......................................1
      B. Deadline for Voting...................................................2
      C. Eligibility to Vote...................................................3
      D. How to Vote...........................................................5

III.  OVERVIEW OF PLAN.........................................................7
      A. Definitions...........................................................7
      B. Scope of Plan and Substantive Consolidation...........................7
         1. The Plan...........................................................7
         2. Substantive Consolidation of Estates...............................8
      C. Summary of Treatment of Claims and Equity Interests Under the Plan....9
         1. Unclassified Allowed Administrative Expense Claims
            and Priority Tax Claims ...........................................9
         2. Class 1 Other Priority Claims......................................9
         3. Class 2 Allowed Secured Claims....................................10
         4. Class 3 Convenience Claims........................................10
         5. Class 4 Phar-Mor I Priority Tax and LLC Claims. ..................10
         6. Class 5 Allowed General Unsecured Claims..........................10
         7. Class 6 Equity Interests..........................................11

IV.  MEANS FOR IMPLEMENTATION OF PLAN.........................................11
     A. Cash on Hand and Estimated Distributions..............................11
        1. Significant Assets.................................................11
     B. Estimated Funds to be Distributed.....................................12
     C. Estimated Distributions After Effective Date..........................12
        1. Unclassified Claims................................................12
        2. Classified Claims..................................................13
        3. General Unsecured Claims - Class 5.................................13
     D. Additional Funds for Distribution - Causes of Action..................13
        1. Avoidance Actions..................................................13
        2. Other Actions......................................................14
        3. Setoffs............................................................14

V.   HISTORICAL AND BACKGROUND INFORMATION....................................15
     A. Prior Chapter 11 Case.................................................15
     B. Business of the Debtors Prior to the Commencement Date
        of the Present Chapter 11 Cases.......................................17
     C. The Debtors' Working Capital Facility.................................17

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VI.  THE DEBTORS' ACTIVITIES AS DEBTORS-IN-POSSESSION.........................18
     A. Commencement of Cases.................................................18
     B. Employment of the Debtors' Professionals..............................19
     C. Formation of Creditors' Committee.....................................19
     D. Funding of the Debtors' Operations....................................20
        1. Post-Petition Credit Facility......................................20
     E. Commencement of Store Closing Sales...................................20
     F. Determination to Wind Down Operations.................................21

VII. DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS AND DEADLINE FOR PLAN
     PROPONENTS TO FILE OBJECTIONS TO CLAIMS..................................22
     A. No Distributions Pending Allowance....................................22
     B. Deadline for Filing Objections to and Resolution of Disputed Claims...23
     C. Unliquidated Disputed Tort Claims.....................................24
     D. Reserve Accounts for Disputed Claims..................................25

VIII.TIMING OF DISTRIBUTIONS..................................................25
     A. Initial Distribution Date Payments....................................25
     B. Subsequent Distribution Date Payments.................................26
     C. Final Distribution Date...............................................27

IX.  POST-CONFIRMATION CORPORATE GOVERNANCE...................................28
     A. Continuing Existence..................................................28
     B. Closing of the Chapter 11 Cases.......................................30
     C. Post-Effective Date Committee; Dissolution of Committee...............30

X.   ALTERNATIVES TO THE PLAN.................................................31
     A. Liquidation Under Chapter 7...........................................32
     B. Alternative Chapter 11 Plan...........................................32
     C. Certain Risk Factors..................................................33

XI.  CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN......................33
     A. Consequences to Holders of General Unsecured Claims...................34
        1. Gain or Loss.......................................................34
        2. Federal Income Tax Consequences of the Disputed Claims Reserve.....35
        3. Withholding........................................................36
     B. Consequences to Debtors...............................................36

XII. IMPAIRMENT UNDER THE PLAN................................................37
     A. Definition of Impairment..............................................37
     B. Impaired Classes......................................................37


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XIII. CONFIRMATION OF THE PLAN AND REQUIREMENTS OF SECTION 1129(a)
        OF THE BANKRUPTCY CODE................................................38
      A. Acceptance of the Plan...............................................38
      B. No Unfair Discrimination/Fair and Equitable Test.....................38
      C. The Best Interests Test..............................................41
      D. Feasibility..........................................................42
      E. Cram Down............................................................42
      F. Confirmation.........................................................42
         1. Conditions to the Effective Date..................................42
         2. Waiver of Conditions..............................................43

XIV.  CONCLUSION..............................................................43




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                         UNITED STATES BANKRUPTCY COURT
                            NORTHERN DISTRICT OF OHIO

In re:                                  ) In Jointly Administered
                                        ) Chapter 11 Proceedings
PHAR-MOR, INC., et al,                  )
                                        ) Case No. 01-44007 through 01-44015
Debtors.                                )
                                        ) WILLIAM T. BODOH,
                                        ) U. S. Bankruptcy Judge


                DISCLOSURE STATEMENT OF PHAR-MOR, INC., ET AL AND
                  THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

                                 I. INTRODUCTION

     This is the disclosure statement (the "Disclosure Statement") of Phar-Mor, Inc., Phar- Mor, Inc. LLC, Phar-Mor of Delaware, Inc., Phar-Mor of Florida, Inc., Phar-Mor of Ohio, Inc., Phar-Mor of Virginia, Inc., Phar-Mor of Wisconsin, Inc., Pharmhouse Corp. and RX Realty Corp., as debtors and debtors in possession in these Chapter 11 Cases (collectively, "Phar- Mor" or the "Debtors"), filed in connection with the First Amended Joint Plan of Liquidation of Phar-Mor, Inc., et al., Together With the Official Committee of Unsecured Creditors Under Chapter 11 of the Bankruptcy Code, dated as of January 23, 2003 (the "Plan"), a copy of which is annexed.
                                  II. PREAMBLE
     THE DEBTORS ARE PROVIDING THIS DISCLOSURE STATEMENT IN CONNECTION WITH THE SOLICITATION OF ACCEPTANCES OF THE PLAN, A COPY OF WHICH IS ATTACHED TO THIS DISCLOSURE STATEMENT.
         A. Approval of Disclosure Statement. BY ORDER DATED JANUARY 23, 2003, THIS DISCLOSURE STATEMENT WAS
APPROVED PURSUANT TO 11 U.S.C.ss.1125 BY THE UNITED STATES BANKRUPTCY

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COURT FOR THE NORTHERN DISTRICT OF OHIO (THE "BANKRUPTCY COURT"), HONORABLE
WILLIAM T. BODOH PRESIDING, AS PROVIDING INFORMATION ADEQUATE TO ENABLE CREDITORS TO MAKE AN INFORMED JUDGMENT TO VOTE TO EITHER ACCEPT OR REJECT THE PLAN. APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT MEAN THAT THE BANKRUPTCY COURT RECOMMENDS ACCEPTANCE OR REJECTION OF THE PLAN.
         ON MARCH 11, 2003, THE BANKRUPTCY COURT WILL CONDUCT A HEARING UPON CONFIRMATION OF THE PLAN.
         THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.
         B.       Deadline for Voting.
         THE DEADLINE FOR VOTING ON THE PLAN IS 4:00 P.M. EASTERN, MARCH 3, 2003. IN ORDER FOR YOUR BALLOT TO BE COUNTED, IT MUST BE RECEIVED BY 4:00 P.M., EASTERN, MARCH 3, 2003 AT THE FOLLOWING ADDRESS: PHAR-MOR, INC., C/O TRUMBULL SERVICES, P. O. BOX 512, WINDSOR, CT 06095-9700 (Regular Mail) OR PHAR-MOR, INC., C/O TRUMBULL SERVICES, 4 GRIFFIN ROAD NORTH, WINDSOR, CT 06095 (Overnight
Mail). YOUR BALLOT IS ENCLOSED HEREWITH TOGETHER WITH A CORRECTLY ADDRESSED ENVELOPE FOR YOUR CONVENIENCE. PLEASE SIGN AND RETURN YOUR BALLOT AS SOON AS POSSIBLE. ONLY THOSE BALLOTS RECEIVED IN A TIMELY MANNER WILL BE COUNTED IN DETERMINING WHETHER CREDITORS HAVE ACCEPTED OR REJECTED THE PLAN.

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         C.       Eligibility to Vote.
         MARCH 12, 2002 WAS FIXED AS THE LAST DATE AND TIME FOR WHICH PROOFS OF CLAIM COULD BE FILED AGAINST THE DEBTORS' ESTATES (THE "BAR DATE"). ON OR ABOUT JANUARY 22, 2002, TRUMBULL SERVICES, LLC, THE DEBTORS' BANKRUPTCY COURT APPOINTED CLAIMS AGENT, MAILED A NOTICE OF ENTRY OF THE ORDER ESTABLISHING THE BAR DATE TO ALL CREDITORS LISTED ON THE DEBTORS' CREDITOR MATRIX FILED WITH THE BANKRUPTCY COURT. THE NOTICE INCLUDED THE BAR DATE, A PROOF OF CLAIM FORM, AND INSTRUCTIONS FOR COMPLETING SUCH FORM. THE DEBTORS HAVE RECEIVED APPROXIMATELY 2,100 PROOFS OF CLAIM TO DATE. ONLY CREDITORS WHOSE CLAIMS WERE LISTED AS NON-DISPUTED, LIQUIDATED, AND NON-CONTINGENT OR WHO HAVE FILED PROOFS OF CLAIM TO WHICH OBJECTIONS ARE NOT PENDING ARE ELIGIBLE TO VOTE UPON THE PLAN. IN ADDITION, ONLY CREDITORS WHOSE CLAIMS ARE IMPAIRED ARE ELIGIBLE TO VOTE AND THIS INCLUDES CLASS 2 AND CLASS 5 CREDITORS. ALTHOUGH IMPAIRED, CLASS 6 EQUITY INTERESTS ARE EXPECTED TO RECEIVE NO DISTRIBUTION UNDER THE TERMS OF THE PLAN AND THEREFORE ARE DEEMED TO HAVE REJECTED THE PLAN AND ARE NOT ELIGIBLE TO VOTE.
         NO STATEMENTS OR INFORMATION CONCERNING THE DEBTORS, THEIR ASSETS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION ARE AUTHORIZED BY THE DEBTORS OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT. THE STATEMENTS AND INFORMATION ABOUT THE DEBTORS INCLUDED IN THIS DISCLOSURE STATEMENT HAVE BEEN PREPARED BY THE DEBTORS IN CONJUNCTION WITH THE COMMITTEE.

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         THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF
THE DATE HEREOF UNLESS ANOTHER TIME IS SPECIFIED. THE DELIVERY OF THIS DISCLOSURE STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS SET FORTH IN THIS DISCLOSURE STATEMENT SINCE THE DATE HEREOF.
         ANY ESTIMATES OF CLAIMS AND EQUITY INTERESTS SET FORTH IN THIS DISCLOSURE STATEMENT ARE BASED UPON THE DEBTORS' TRIAL BALANCE AS OF NOVEMBER 30, 2002 AND ORDERS ENTERED BY THE BANKRUPTCY COURT TO DATE WITH RESPECT TO ALLOWED CLAIMS AND MAY VARY SIGNIFICANTLY FROM THE FINAL AMOUNTS OF CLAIMS OR EQUITY INTERESTS ALLOWED BY THE BANKRUPTCY COURT. THE DETERMINATION AS TO THE AMOUNT OF ALLOWED CLAIMS IN ALL CLASSIFICATIONS MAY BE DEPENDENT UPON FINAL BANKRUPTCY COURT DECISIONS ON HIGHLY CONTENTIOUS ISSUES.
         BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE PLAN, EACH HOLDER OF AN IMPAIRED CLAIM SHOULD REVIEW THE PLAN, AS THIS DISCLOSURE STATEMENT CONTAINS ONLY A SUMMARY OF THE PLAN AND ALL RELATED DOCUMENTS (INCLUDING THE PLAN). IN ADDITION, HOLDERS OF CLAIMS ARE URGED TO CONSULT WITH THEIR OWN COUNSEL. IF THERE IS AN INCONSISTENCY BETWEEN THE PLAN AND THE DISCLOSURE STATEMENT, THE TERMS OF THE PLAN WILL CONTROL.
         AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER
ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT SHALL NOT

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CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY,
STIPULATION OR WAIVER OF ANY DEFENSE.
         THIS DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, NOR SHALL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES OR OTHER LEGAL EFFECTS OF THE LIQUIDATION AS TO ANY INTERESTED PARTY.
         THE COMMITTEE AND THE DEBTORS BELIEVE THAT THE PLAN PROVIDES THE LARGEST AVAILABLE RECOVERY TO CREDITORS. THEY ALSO BELIEVE THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF CREDITORS AND THEREFORE RECOMMEND THAT ALL CREDITORS VOTE TO ACCEPT THE PLAN.
         D.       How to Vote.
         Accompanying this Disclosure Statement are copies of: (a) the Notice fixing: (i) the time for filing acceptances or rejections of the Plan; (ii) the date and time of the hearing to consider confirmation of the Plan; and (iii) the time for filing objections to the Plan; (b) a ballot for acceptance or rejection of the Plan; and (c) the form of election for those creditors choosing to be included among Class 3 Convenience Claims.
         On March 11, 2003, the Bankruptcy Court will conduct a hearing to consider confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code. The hearing will begin at 9:00 a.m. before the Honorable William T. Bodoh at the United States Courthouse and Federal Building, Third Floor, 10 East Commerce Street, Youngstown, Ohio 44501. That hearing may be adjourned and continued from time to time without further notice to you, except as is given in open court.

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         ANY PARTY WISHING TO OBJECT TO THE CONFIRMATION OF THE PLAN MUST FILE A
WRITTEN OBJECTION ON OR BEFORE MARCH 3, 2003 WITH THE CLERK OF THE UNITED STATES BANKRUPTCY COURT AT 10 EAST COMMERCE STREET, YOUNGSTOWN, OHIO 44501 AND SERVE A COPY OF THAT OBJECTION UPON DEBTORS' COUNSEL:

MICHAEL A. GALLO, ESQ.                            MARK B. JOACHIM, ESQ.
NADLER NADLER & BURDMAN CO., LPA                  MORRISON & FOERSTER LLP
20 FEDERAL PLAZA WEST, SUITE 600                  1290 AVENUE OF THE AMERICAS
YOUNGSTOWN, OH 44503                              NEW YORK, NY 10104-0050

                                                          AND

UPON COMMITTEE COUNSEL:


BRETT H. MILLER, ESQ.                             JOSEPH HUTCHINSON, ESQ.
OTTERBOURG, STEINDLER,                            BROUSE MCDOWELL
HOUSTON & ROSEN, P.C.                             1001 LAKESIDE AVENUE
230 PARK AVENUE                                   SUITE 1600
NEW YORK, NY 10169-0075                           CLEVELAND, OH 44114


         After carefully reviewing the Plan and this Disclosure Statement, please indicate your vote on the enclosed ballot and return it to Trumbull Services at the address set forth below:
         Regular Mail:                            Overnight Mail:
         ------------                             --------------
         PHAR-MOR, INC.                           PHAR-MOR, INC.
         C/O TRUMBULL SERVICES                    C/O TRUMBULL SERVICES
         P. O. BOX 512                            4 GRIFFIN ROAD NORTH
         WINDSOR, CT 06095-9700                   WINDSOR, CT 06095

         IF YOU VOTE MORE THAN ONCE, ONLY THE FIRST BALLOT RECEIVED WILL BE COUNTED. IF YOU WISH TO CHANGE OR WITHDRAW YOUR ACCEPTANCE OR
REJECTION OF THE PLAN, BANKRUPTCY RULE 3018(A) REQUIRES THAT YOU MUST

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PROVIDE NOTICE AND SHOW CAUSE AT A HEARING BEFORE THE BANKRUPTCY COURT PRIOR TO
MARCH 3, 2003 AT 4:00 P.M.
         YOU MUST PROVIDE ALL OF THE INFORMATION REQUESTED BY THE APPROPRIATE BALLOT. FAILURE TO DO SO MAY RESULT IN THE DISQUALIFICATION OF YOUR VOTE.
         AS A CREDITOR OF THE DEBTORS, YOUR VOTE ON THE PLAN IS MOST IMPORTANT. IN ORDER FOR THE PLAN TO BE ACCEPTED AND THEREAFTER CONFIRMED BY THE BANKRUPTCY COURT, HOLDERS OF AT LEAST TWO-THIRDS IN AMOUNT AND MORE THAN ONE-HALF IN NUMBER OF THE ALLOWED CLAIMS THAT ACTUALLY VOTE IN EACH IMPAIRED CLASS OF CLAIMS MUST ACCEPT THE PLAN. HOWEVER, THE DEBTORS MAY SEEK CONFIRMATION OF THE PLAN PURSUANT TO THE "CRAMDOWN" PROVISIONS OF SECTION 1129(B) OF THE BANKRUPTCY CODE.
                              III. OVERVIEW OF PLAN
         A. Definitions. Unless otherwise defined herein, capitalized terms used in this Disclosure Statement shall be defined as set forth in the Plan.
         B. Scope of Plan and Substantive Consolidation.
            1. The Plan. The Plan is the product of extensive discussions among the Debtors and the Committee (the "Plan Proponents"). The Plan provides for the liquidation and conversion of all of the Debtors' respective assets to Cash and the distribution of the net proceeds realized therefrom to their respective creditors in accordance with the priorities established by the Bankruptcy Code. The Plan is a plan of liquidation and provides that the Debtors' Chapter 11 Cases will be substantively consolidated.

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            2. Substantive Consolidation of Estates. The Plan provides for substantive consolidation of all of the Debtors' cases. Entry of the Confirmation Order shall constitute the approval, pursuant to section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Chapter 11 Cases for all purposes related to the Plan, including, without limitation, for purposes of confirmation and distribution. On and after the Effective Date, (i) all assets and liabilities of the Debtors shall be deemed merged, (ii) no distributions shall be made under the Plan on account of intercompany claims among the Debtors, (iii) all guarantees of the Debtors of the obligations of any other Debtor shall be deemed eliminated so that any Claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors shall be deemed to be one obligation of the consolidated Debtors and (iv) each and every Claim filed or to be filed in the Chapter 11 Cases of any of the Debtors shall be deemed filed against the consolidated Debtors, and shall be deemed one Claim against and obligation of the consolidated Debtors.
         Recent consolidation cases have evidenced an increased judicial recognition of the widespread use of interrelated corporate structures by subsidiary corporations operating under a parent entity's corporate umbrella for tax, financing and business purposes. Phar- Mor, Inc. and its subsidiaries function under a common umbrella for tax, reporting and other business purposes.
         Under currently existing case law, the proponent of substantive consolidation must show that there is substantial identity between the entities to be consolidated, and that consolidation is necessary to avoid some harm or to realize some benefit. Examples of facts that may tend to support consolidation, and which the Plan Proponents believe support

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consolidation in these cases, are the presence of consolidated financial statements, use of a consolidated cash management system, working capital and other financing provided to the corporate family through loans to the parent corporation supported by intercorporate guarantees, and unity of interests and ownership among the various Debtors. The Plan Proponents believe that consolidated treatment of these Claims will maximize the holders' recoveries especially since all of the Debtors' business affairs were inextricably intertwined and co-mingled. The Debtors believe that the applicable legal standards have been satisfied to support substantive consolidation and further state that there should be no dilution of the distribution otherwise being made to the holders of Allowed Claims based upon the substantive consolidation of the Estates.
        C. Summary of Treatment of Claims and Equity Interests Under the Plan. The Plan provides for, among other things:
        1. Unclassified Allowed Administrative Expense Claims and
Priority Tax Claims. In accordance with section 1123(a)(1) of the Bankruptcy Code, all Allowed Administrative Expense Claims and Priority Tax Claims (which are not classified under the Plan) are to be paid in full including Allowed Reclamation Claims pursuant to the Bankruptcy Court's Reclamation Order of January 9, 20021. These creditors are not impaired.
        2. Class 1 Other Priority Claims. Holders of Class 1 Allowed
Other Priority Claims shall be paid in full. Class 1 creditors are not impaired.
--------
         1 Resolution of reclamation disputes based upon objections interposed to the Debtors' Reclamation Claims Report will be addressed pursuant to the Disputed Claims procedures described in Article VII of this Disclosure Statement and Article IX of the Plan.

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                  3. Class 2 Allowed Secured Claims. Holders of Class 2 Allowed
Secured Claims, unless otherwise agreed, shall receive either (i) the return of the collateral securing such Claim or (ii) cash equal to the proceeds received from the sale of such collateral less actual costs and expenses of sale. Class 2 creditors are impaired.
                  4. Class 3 Convenience Claims. Holders of Class 3 Convenience Claims with a face dollar amount less than $500.01 shall be deemed to have accepted treatment as a Class 3 Convenience Creditor. Any creditor whose Allowed Claim is in excess of $500.00 may reduce such Allowed Claim and receive $500.00 as participants in the Convenience Class. Class 3 creditors, including those who elect to reduce their Allowed Claims, are not impaired.
                  5. Class 4 Phar-Mor I Priority Tax and LLC Claims. Holders of Class 4 Phar-Mor I Priority Tax and LLC Claims consisting of creditors from the chapter 11 case filed by Phar-Mor in 1992, which was confirmed by Order of the Bankruptcy Court entered on August 29, 1995, as modified by the Phar-Mor I Plan Modification Order. Such creditors shall be treated in the same manner and afforded the same priority of distribution as provided for in the Phar-Mor I Cases. Class 4 creditors are not impaired.
                  6. Class 5 Allowed General Unsecured Claims. Holders of Class 5 Allowed General Unsecured Claims shall receive a pro rata distribution from Available Cash, after satisfaction in full of all Allowed Administrative Expense Claims, Allowed Priority Tax Claims and Allowed Claims in Classes 1 through 4, such funds resulting from the complete liquidation and collection of all of the Debtors' assets. At the present time and subject to the contingencies set forth herein, the Debtors estimate that pro rata distributions will be made

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to holders of Class 5 General Unsecured Claims ranging from 15% to 18% of the aggregate amount of Allowed Class 5 Claims. Class 5 creditors are impaired. THIS ESTIMATED DIVIDEND IS BASED UPON INFORMATION IN THE DEBTORS' SCHEDULES, TRIAL BALANCE AS OF NOVEMBER 30, 2002 AND PRIOR ORDERS OF THE BANKRUPTCY COURT. THE ULTIMATE DIVIDEND WILL BE DEPENDENT UPON THE OUTCOME OF THE CLAIMS RECONCILIATION AND ALLOWANCE PROCESSES AND OTHER EXPECTED LITIGATION. CERTAIN ISSUES HAVE BEEN RAISED REGARDING THE DISALLOWANCE OF INTEREST ON CERTAIN ALLOWED CLAIMS UNDER THE PLAN, THE RESOLUTION OF WHICH COULD ALSO HAVE AN EFFECT ON THE DIVIDEND TO CREDITORS. THE DEBTORS HAVE SUBSCRIBED AN UNDETERMINED VALUE TO CAUSES OF ACTION WHICH THEY MAY BE ENTITLED TO ASSERT FOR PURPOSES OF THIS ESTIMATE AND TO THE EXTENT THE DEBTORS ARE SUCCESSFUL IN SUCH LITIGATION, THE DIVIDEND TO CREDITORS MAY INCREASE.
                  7. Class 6 Equity Interests. Class 6 Equity Interests are estimated to be valueless and accordingly are expected to receive no distribution under the terms of the Plan. For purposes of the Plan, each holder of an Allowed Equity Interest in Class 6 is presumed to have rejected the Plan and is therefore not entitled to vote to accept or reject the Plan. Class 6 Equity Interests are impaired.
                      IV. MEANS FOR IMPLEMENTATION OF PLAN
         A. Cash on Hand and Estimated Distributions.
                  1. Significant Assets. Distributions not made prior to the Confirmation Date pursuant to an Order of the Bankruptcy Court or in the ordinary course of the Debtors'

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business affairs shall be made pursuant to the Plan, either on or after the
Initial Distribution Date or on or before the 15th Business Day of the month following the month in which such Claim becomes an Allowed Claim. Distributions will be made from the Cash on hand constituting Available Cash at the time such distributions are made, less the amount of Cash estimated by the Plan Proponents, in their discretion, to be necessary to adequately fund the administration and full consummation of the Plan on and after the Effective Date.
         B. Estimated Funds to be Distributed.
                  The Debtors' monthly operating report as of November 30, 2002 reflects that Cash in the amount of $56,000,000 is on hand and that the value of the significant remaining assets of the Debtors (primarily consisting of deposits, accounts receivable, and certain prepaid expenses) is approximately $8,500,000. THIS EXCLUDES CONSIDERATION OF PROCEEDS WHICH MAY BE RECEIVED FROM CAUSES OF ACTION DESCRIBED BELOW. TOTAL FUNDS TO BE DISTRIBUTED AS OF NOVEMBER 30, 2002 TOTAL $64,500,000.
         C. Estimated Distributions After Effective Date.
            1. Unclassified Claims.
               A. Administrative
                  1) Accrued Reorganization Fees.........................850,000
                  2) McKesson, Inc. Administrative
                     Obligations Per Court Order.......................4,000,000
                  3) Post-Petition Obligations.........................7,100,000
                        (vendor payables, sales and property
                         taxes, self-insurance reserves)
                  4) Employee Administrative Claims
                         Per Court Order...............................2,200,000
                  5) Projected Operating Expenses and
                         Professional Fees to Conclusion
                         of Case.......................................3,000,000
                  6) Reclamation Claims...............................10,000,000



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             B. Priority Tax Claims....................................1,600,000

                             Subtotal:                                28,750,000

          2. Classified Claims.
             A. Other Priority Claims - Class 1................................0
             B. Secured Claims - Class 2
                (based on estimated collateral value)....................500,000
             C. Convenience Claims - Class 3.............................350,000
                (estimated 1,050 claimants accepting
                 whose claims total $800,000.00)
             D. Phar-Mor I Priority Tax and LLC Claims - Class 4.......4,600,000
                                                                       ---------

                                                     Subtotal:         5,450,000

                                                        Total:        34,200,000

           3. General Unsecured Claims - Class 5.

                   Available Cash to Class 5 =                        30,300,000
                   (64,500,000 - 34,200,000)

              A. Estimated Class 5 Claims: 185,500,000

              B. Computation:

                 $30,300,000 / 185,500,000 = 16%
                                                         Estimated Dividend: 16%

         D.       Additional Funds for Distribution - Causes of Action.
                  1. Avoidance Actions. On and after the Effective Date, the Debtors and the Committee will jointly retain and have the exclusive right to enforce any and all present or future rights, claims or causes of action against any person and rights of the Debtors that arose before or after the Commencement Date, including, but not limited to, rights, claims, causes of action, avoiding powers, suits and proceedings arising under sections 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code. To the extent that the Plan Proponents jointly agree, the Debtors and the Committee may pursue, abandon, settle or release any or

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all such rights of action, as they deem appropriate, without the need to obtain approval or any other or further relief from the Bankruptcy Court. The Debtors may, in their discretion (with the consent of the Committee not to be unreasonably withheld), offset any such claim held against a person against any payment due such person under the Plan.
                  2. Other Actions. In addition to avoidance actions, the Debtors are authorized to pursue any other actions they may have for the benefit of their Estates. These include, without limitation, actions for the recovery of accounts receivable and actions for which the Debtors may be entitled to assert claims as a result of the business relationship between the Debtors and such party. The Debtors presently contemplate asserting claims against, but not limited to, McKesson HBOC Corp. for breach of pre-petition contractual obligations and related causes of action, which claims McKesson HBOC Corp. disputes. In addition, Debtor will seek recovery upon all unpaid accounts receivable due it arising in a normal operation of its business. Debtor also asserts a claim against certain suppliers to vitamin vendors with whom it has done business, none of whom are creditors of Debtor's estate. As earlier stated, to the extent any of such actions are successful, the proceeds of same will be included in Available Cash for distribution to creditors.
                  3. Setoffs. The Debtors may, in accordance with the provisions of the Plan, the Bankruptcy Code, the Bankruptcy Rules, and applicable non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim, the claims, rights, and causes of action of any nature that the Debtors may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Debtors in Possession of any such claims, rights, and

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



causes of action that the Debtors or the Debtors in Possession may possess against such holder.
                                       V.  HISTORICAL AND BACKGROUND INFORMATION
         A. Prior Chapter 11 Case. Phar-Mor filed a prior chapter 11 case on August 17, 1992 as a result of its discovery of a scheme by certain senior executives to falsify certain financial results and divert funds to unrelated enterprises and for personal expenses. Phar- Mor emerged from bankruptcy on September 11, 1995 with a new President and Chief Operating Officer, Chief Financial Officer and Vice President and Corporate Controller hired to replace those responsible for the fraud.
         During its prior chapter 11 case, Phar-Mor closed 209 of a total of 311 stores and also implemented a series of fundamental changes designed to achieve operating profitability and to position Phar-Mor for future growth. Phar-Mor reduced its number of warehouses; introduced POS scanning in all stores; installed a new pharmacy software system; installed a warehouse logistics system; installed a state of the art mainframe computer; developed an EDI ordering and invoicing system; developed an electronic store merchandise receiving system; and reduced the number of corporate personnel by 75%. Phar-Mor emerged from its prior chapter 11 case on September 11, 1995.
         Although substantially all claims have been resolved relating to the Phar-Mor I Cases, there are unresolved priority claims evidenced by Tax Notes issued to various taxing authorities. Additionally, in the Phar-Mor I Cases, there are pending objections to certain priority personal property tax claims, which to the extent allowed as priority claims, will be included among the Class 4 creditors.

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



         Pursuant to the Phar-Mor I Plan Modification Order that was entered by the Bankruptcy Court to correct the plan of reorganization that was confirmed in the Phar-Mor I Cases (the "Phar-Mor I Plan") to permit a more timely conclusion of the Phar-Mor I Cases, the Debtors and the Official Committee of Unsecured Creditors appointed in the Phar-Mor I Cases have agreed that certain general unsecured creditors in the Phar-Mor I Cases entitled to distributions shall participate in the Phar-Mor I Unsecured Litigation/Equity LLC (the "LLC") established as part of the Phar-Mor I Plan.
         The Phar-Mor I Plan Modification Order provides for the payment to the Debtors (the "Dormant Claim Payment") of all funds otherwise due and payable to the unsecured/equity members of the LLC for whom a distribution is unable to be made. These distributions have not occurred because mail delivery of the distribution to such member of the LLC failed or such member failed to provide the required information to the LLC to permit a distribution to be made ("Dormant Claims"). In exchange for the Dormant Claim Payment, the Debtors agreed to pay to such holders of Dormant Claims, upon the receipt of information sufficient to enable a distribution, the amount of the distribution to which such creditor is entitled to under the Phar-Mor I Plan. The Phar-Mor I Plan Modification Order further provides that, to the extent objections are now pending to claims of creditors in the Phar-Mor I Cases who are eligible to participate as members of the LLC and such claims are subsequently allowed ("Subsequently Allowed Claims"), the Debtors agree to pay the holders of the Subsequently Allowed Claims the amount of the distribution to which such creditor is entitled to under the Phar-Mor I Plan. The Debtors do not believe that the Dormant Claim Payment will exceed $75,000, nor do the Debtors believe that they will be obligated to pay more than $75,000 on account of Subsequently Allowed Claims or Dormant Claims.

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



         B. Business of the Debtors Prior to the Commencement Date of the Present Chapter 11 Cases. As of the Commencement Date, the Debtors operated a chain of 139 discount retail drugstores devoted to the sale of prescription and over-the-counter drugs, health and beauty care products, baby products, pet supplies, cosmetics, greeting cards, groceries, beer, wine, tobacco, soft drinks, seasonal and other general merchandise. The stores generated in excess of $1.2 billion in annual sales and employed in excess of 5,500 employees. The typical trade area for a store included approximately 105,000 people in 41,000 households within a radius of between five and seven miles. On average during the fiscal year ended June 29, 2002, each store served approximately 8,500 customers per week. The Debtors' customers were approximately 52% female with a median household income of approximately $33,000.
         The Debtors' overall merchandising strategy was to offer (i) value to consumers by pricing its products below the prices charged by conventional drugstores and supermarkets and (ii) a broader array of products in each of its major product categories than was offered by mass merchant discounters. The Debtors' product strategy was focused on the traditional drugstore lines of prescriptions and over-the-counter drugs, health and beauty care products and cosmetics. The Debtors' stores also typically featured other product categories, including groceries, snacks and beverages, pet food and supplies, beer, wine and liquor (where permitted by law), tobacco, baby products, general merchandise, video and music sales. The Debtors were one of the leading retailers of film, vitamins, soft drinks and batteries in the United States.
         C. The Debtors' Working Capital Facility. Prior to the Commencement Date, the Debtors had a revolving line of secured financing and borrowed money and received

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



financial accommodations in the form of standby letters of credit (the "Pre-Filing Indebtedness") from Fleet Retail Finance, Inc. and certain other lenders (collectively, "Fleet"), pursuant to a Loan and Security Agreement dated November 16, 2000 (the "Prepetition Agreement") by and among Fleet, as agent, and the Debtors. As of the Commencement Date, there were liabilities to Fleet in the following forms: (a) approximately $91,777,000 (in principal amount) with respect to loans made by Fleet to the Debtors and (b) approximately $3,010,000 in the form of secured contingent liabilities arising from letters of credit that were arranged by Fleet. To secure repayment of the Pre-Filing Indebtedness, the Debtors granted to Fleet pre-petition first priority liens on substantially all of the assets of the Debtors, other than equipment, real estate and certain assets which were otherwise subject to first priority liens in favor of other parties.
              VI. THE DEBTORS' ACTIVITIES AS DEBTORS-IN-POSSESSION
         A. Commencement of Cases. Management determined that the reorganization of the Debtors was necessary to rectify operational and liquidity difficulties resulting from the slowing economy, changes in consumer buying habits, increased competition from larger retail chains, the geographic diversity of some Phar-Mor locations, the reduction of credit terms from the Debtors' principal vendor and the service of high-cost debt.
         On September 24, 2001 (the "Commencement Date"), the Debtors commenced their cases under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court to restructure their operations in an effort to return to profitability. The Debtors were authorized to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

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



         Following the Commencement Date, the NASDAQ Stock Market immediately suspended trading in the Debtors' securities. On October 2, 2001, NASDAQ notified the Debtors that as a result of the bankruptcy filing it was de-listing the Debtors' securities from NASDAQ as of October 10, 2001, subject to the Debtors' right of appeal. The Debtors determined not to appeal NASDAQ's decision.
         B. Employment of the Debtors' Professionals. On the Commencement Date, the Debtors filed applications to retain each of Nadler Nadler & Burdman Co., LPA ("NN&B") and Morrison & Foerster LLP ("M&F") as co-attorneys for each of the Debtors. By Orders of the Bankruptcy Court dated October 11, 2001, the Bankruptcy Court approved the consensual retention of NN&B and M&F. Separately, by Orders of the Bankruptcy Court dated October 11, 2001, Deloitte Consulting L.P. was retained as the Debtors' restructuring consultants, Deloitte & Touche LLP was retained as the Debtors' auditors, accountants and tax consultants and Arthur Andersen, LLP was retained as the Debtors' financial and operational advisor.
         C. Formation of Creditors' Committee. On October 5, 2001, the United States Trustee for the Northern District of Ohio appointed the Committee. The Committee currently consists of nine members. McKesson Corporation and Conseco Capital Management are the co-chairs of the Committee. By Order of the Bankruptcy Court dated November 2, 2001, the Committee retained Otterbourg, Steindler, Houston & Rosen, P.C. and Brouse McDowell as its co-attorneys. By Order of the Bankruptcy Court dated November 13, 2001, the Committee also retained Ernst & Young Corporate Finance LLC as its financial advisors.

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



         D.       Funding of the Debtors' Operations.
                  1. Post-Petition Credit Facility. The Debtors determined, in the exercise of their business judgment, that a post-petition credit facility which permitted the Debtors to obtain up to $135 million in new funds was critical. The Debtors needed cash to fund their day-to-day operations. Without that, the Debtors believed that their ability to preserve the ongoing value of their businesses would evaporate quickly. On the Commencement Date, the Debtors secured a $135 million Debtor-In-Possession Revolving Credit Facility (the "DIP Credit Facility") financing through Fleet, which was used to satisfy the Fleet Pre-Filing Indebtedness and to fund the Debtors' operations through its attempted reorganization process. Pursuant to an Order dated October 23, 2001, the Bankruptcy Court approved the DIP Credit Facility.
         E. Commencement of Store Closing Sales. Shortly after commencement of their Chapter 11 Cases, the Debtors, in consultation with management and their retained professionals, determined in their reasoned business judgment that it was in the best interests of the Estates and creditors to eliminate and terminate operations at sixty-five (65) of their non-core retail stores. The Debtors had identified these stores as either under- performing or outside the Debtors' geographic markets. On October 9, 2001, the Debtors held an auction in order to solicit bids related to the sale of the inventory, furniture, fixtures and equipment located at the 65 locations. A joint venture comprised of Hilco Merchant Resources, LLC and The Ozer Group LLC was selected by the Debtors as the highest and best bidder for the right to be the Debtors' agent to conduct the liquidation sales. As a result, the Debtors, with the consent of Fleet as agent for the Debtors' senior secured lenders, entered

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                                                          20
into that certain Agency Agreement, dated as of October 9, 2001. On October 10, 2001, the Bankruptcy Court entered an Order authorizing the Debtors to sell their assets by conducting "going-out-of-business" sales (the "GOB I Sales") at the 65 locations. Following the GOB I Sales, the Debtors closed the 65 stores in November of 2001. Thereafter, the Debtors focused on continuing operations at the 74 remaining stores, while reducing corporate overhead and attempting to solidify its position in the markets they served.
         F. Determination to Wind Down Operations. Despite considerable efforts by the Debtors to reduce costs and expenses, the Debtors continued to suffer operating losses, which were due to a variety of socioeconomic factors reflective of a general economic downturn that had adversely affected many retailers. The Debtors were heavily dependent on obtaining satisfactory trade payment terms from their vendors as a source of funding their inventory purchases. The Debtors suffered a severe restriction of trade credit that prevented the Debtors from being able to sufficiently replenish their inventory on an on-going basis. Based on their continued losses, the Debtors and the Committee determined in June, 2002 that a sale or liquidation of the company was in the best interest of all creditors and shareholders. The Debtors, with the support of the Committee, thereafter directed their efforts toward effecting an orderly wind-down of their operations. Among other activities, the Debtors solicited offers for the liquidation of their inventory through additional "going- out-of-business" sales, and for the disposition of certain of their remaining leases.
         By motion dated July 3, 2002, the Debtors sought authority from the Bankruptcy Court to sell substantially all of their remaining assets and conduct any associated "going-out-of- business" sales (the "GOB II Sales"). The joint venture comprised of Hilco Merchant

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                                       21

Resources, LLC and The Ozer Group, LLC (collectively, the "Joint Venture") was the highest bidder at a Bankruptcy Court-approved auction held on July 16, 2002. On July 18, 2002, the Debtors entered into an Agency Agreement for the sale of substantially all of their inventory, pharmacy prescription files and fixed assets (including remaining real property leases) with the Joint Venture. The Agency Agreement was approved by the Bankruptcy Court on July 18, 2002 and the Debtors subsequently commenced liquidating all of their remaining assets.
         By September 30, 2002, the GOB II Sales at all of the Debtors' stores had concluded and as of September 10, 2002, the Debtors had closed all of their stores. The Debtors have received approximately $30,630,000 in proceeds from the GOB I Sales and approximately $103,793,000 from the GOB II Sales (the "GOB Sales Proceeds"). The Debtors have rejected all remaining real estate leases that were not transferred to the Joint Venture pursuant to the Orders of the Bankruptcy Court.
         From the GOB Sales Proceeds, the Debtors have paid in full the amounts owed to Fleet pursuant to the DIP Credit Facility. The Fleet obligation on September 24, 2001 (prior to GOB I Sales) was $91,777,000 and on July 19, 2002 (prior to GOB II Sales) was $35,489,000. In addition, the Debtors have repaid substantially all of the obligations they incurred during the operation of their businesses as Debtors in Possession in the ordinary course of their business affairs.
               VII. DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS
                    AND DEADLINE FOR PLAN PROPONENTS TO FILE
                              OBJECTIONS TO CLAIMS

         A. No Distributions Pending Allowance. Except as otherwise provided by the Plan, no Cash or other property shall be distributed under the Plan on account of any

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                                       22

Disputed Claim or portion thereof, unless and until such Disputed Claim becomes an Allowed Claim. Specific provisions for dealing with Disputed Claims are contained at Article IX of the Plan.
         B. Deadline for Filing Objections to and Resolution of Disputed Claims. Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, and except as otherwise expressly provided for below, the Debtors, in coordination and consultation with the Committee, shall have the exclusive right (except as to applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code) to make and file objections to Claims (which includes, without limitation, objections to Claims filed pursuant to Section 10.3 of the Plan) and shall serve a copy of each objection upon the holder of the Claim to which the objection is made as soon as practicable, but in no event later than ninety (90) days after the Effective Date; provided, however, that such ninety (90) day period may be automatically extended by the Debtors, without any further application to, or approval by, the Bankruptcy Court, for an additional thirty (30) days upon the consent of the Committee. The foregoing deadlines for filing objections to Claims shall not apply to Tort Claims and, accordingly, no such deadline shall be imposed by the Plan. Moreover, unless specifically allowed by Order of the Bankruptcy Court, all Tort Claims shall be deemed Disputed Claims. Notwithstanding the foregoing, the Committee shall also have the right to make and file objections to Claims filed against the Debtors, which objections shall be made in consultation with the Debtors and shall be made within the time frames provided for in Section 9.2 of the Plan. From and after the Confirmation Date, subject to the Effective Date, all objections shall be litigated to a Final Order except to the extent the

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                                                          23

Debtors (with the consent of the Committee not to be unreasonably withheld) or the Committee (with the consent of the Debtors not to be unreasonably withheld), as applicable, elect to withdraw any such objection or the Debtors (with the consent of the Committee not to be unreasonably withheld) or the Committee (with the consent of the Debtors not to be unreasonably withheld), as applicable, and the claimant elect to compromise, settle, or otherwise resolve any such objection, in which event they may settle, compromise, or otherwise resolve any Disputed Claim without approval of the Bankruptcy Court. At their option, and subject to the consent of the Committee, the Debtors may make a single, lump sum payment of the settlement amount to the claimant. To the extent that an objection is filed by the Committee, at its option the Committee, upon the consent of the Debtors, may make a single, lump sum payment of the settlement amount to the claimant. The Debtors shall prepare, issue, and deliver to the Committee, within 30 days following the end of each month, a report with respect to the status of the resolution of Disputed Claims, in a form to be agreed upon by the professionals for the Debtors and the Committee.
         C. Unliquidated Disputed Tort Claims. All Tort Claims are Disputed Claims. At the Debtors' option (in consultation with the Committee), any unliquidated Tort Claim as to which a proof of claim was timely filed in the Chapter 11 Cases shall be determined and liquidated in the administrative or judicial tribunal(s) in which it is pending on the Effective Date or, if no action was pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction. Unless a request for estimation of a Tort Claim is made pursuant to section 502(c) of the Bankruptcy Code, such holders of Tort Claims shall not be eligible to vote on the Plan. Notwithstanding the foregoing, at all times prior to or after the

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                                                          24

Effective Date, the Bankruptcy Court shall retain jurisdiction with respect to Tort Claims, including the Debtors' right to have such claims determined and liquidated in the Bankruptcy Court. Any Tort Claims determined and liquidated pursuant to a judgment obtained in accordance with this Section and applicable non-bankruptcy law which is no longer appealable or subject to review shall be deemed an Allowed General Unsecured Claim in Class 5 against the Debtors in such liquidated amount subject, however, to the limitation of the Debtors' self-insured retention or deductible in connection with their applicable casualty insurance policies. Nothing contained in this Section shall constitute or be deemed a waiver of any claim, right or cause of action that the Debtors may have against any person in connection with or arising out of any Tort Claim, including, without limitation, any rights under section 157(b)(5) of title 28 of the United States Code.
         D. Reserve Accounts for Disputed Claims. On and after the Effective Date, the Debtors shall hold in the Disputed Claims Reserve, Cash in an aggregate amount sufficient to pay to each holder of a Disputed Claim the amount of Cash that such holder would have been entitled to receive under the Plan if such Claim had been an Allowed Claim on the Effective Date. Cash withheld and reserved for payments to holders of Disputed Claims shall be held and deposited by the Debtors in one or more segregated interest-bearing reserve accounts, as determined by the Plan Proponents, to be used to satisfy such Claims if and when such Disputed Claims become Allowed Claims.
                                            VIII.  TIMING OF DISTRIBUTIONS
         A. Initial Distribution Date Payments. On the Initial Distribution Date, the Debtors shall remit all Available Cash to holders of Allowed Administrative Expense Claims,

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                                                          25

Allowed Priority Tax Claims, Allowed Other Priority Claims (Class 1), and Allowed Claims in Classes 3, 4 and 5 and/or remit the proceeds of collateral, or deliver the collateral to the holders of Allowed Claims in Class 2 pursuant to
Article V of the Plan. Distributions to any holder of an Allowed Claim shall be allocated first to the principal portion of any such Allowed Claim, and, only after the principal portion of any such Allowed Claim is satisfied in full, to any portion of such Allowed Claim comprising interest (but solely to the extent that interest is an allowable portion of such Allowed Claim). All payments shall be made in accordance with the priorities established by the Bankruptcy Code.
         B. Subsequent Distribution Date Payments. Unless otherwise provided in the Plan, to the extent Available Cash is available subsequent to the Initial Distribution Date from, among other things, (i) the liquidation and conversion to Cash of the Debtors' assets, (ii) the prosecution and enforcement of causes of action (including the Debtors' avoidance actions as provided for herein),
(iii) the release of funds from the Disputed Claims Reserve or the Liquidation Reserve in accordance with Section 9.7 of the Plan, or (iv) the return of unclaimed, undeliverable or time-barred distributions to holders of Allowed Claims or Equity Interests pursuant to Sections 8.3 or 8.5 of the Plan, the Debtors shall, on a Subsequent Distribution Date, distribute such Available Cash to the holders of Claims and Equity Interests entitled thereto that were Allowed on the Effective Date or subsequently have become Allowed on or before the Subsequent Distribution Date in amounts necessary to cause such holders to have received aggregate distributions of Cash in respect of such Allowed Claims or Equity Interests equal to the distributions that such holders would have received in respect of such Allowed Claims on the Initial Distribution Date if
(x) such

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                                                          26

Available Cash had been available for distribution on the Initial Distribution Date, (y) such Allowed Claims and Equity Interests had been Allowed on the Effective Date in the amounts in which they are Allowed on the Subsequent Distribution Date, and (z) Claims, Equity Interests or portions thereof that have become disallowed subsequent to the Effective Date and on or before the Subsequent Distribution Date had been disallowed on the Effective Date, provided, however, except as may otherwise be reasonably requested by the Committee, (i) that, in no event shall the Debtors be obligated to make such a distribution to the holders of Allowed Claims in Class 5, if the amount of Available Cash then on hand is $1,000,000 or less or such distribution of Available Cash would result in less than a one percent (1.0%) distribution to any holder of an Allowed Claim entitled thereto; and provided further, however, that in no event shall the foregoing impair the right of the Debtors (with the consent of the Committee not to be unreasonably withheld) under Section 9.7 of the Plan to use excess funds in the Disputed Claims Reserve to satisfy the costs of administering and fully consummating the Plan.
         C. Final Distribution Date Payments. Unless otherwise provided in the Plan, the same protocol applicable to Subsequent Distribution Date payments shall be applicable to the Final Distribution Date with the exception that the amount of funds in Available Cash to require a distribution may be less than $1,000,000 or may result in a distribution of less than 1.0% of an Allowed Claim. However, in no event shall the Debtors be obligated to make such a final distribution if, in the discretion of the Plan Proponents, there is insufficient Available Cash to make a cost-efficient distribution, taking into account the size of the distribution to be made and the number of recipients of such distribution in which event

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                                                          27
such funds shall, in the Plan Proponents' discretion, be donated to a reputable charitable organization; and provided further, however, that in no event shall the foregoing impair the right of the Debtors (with the consent of the Committee not to be unreasonably withheld) under Section 9.7 of the Plan to use excess funds to satisfy the costs of administering and fully consummating the Plan.
                   IX. POST-CONFIRMATION CORPORATE GOVERNANCE
         A.       Continuing Existence.
                  1. From and after the Confirmation Date, the Debtors shall continue in existence (and shall consult with the Committee as specifically provided for in the Plan) for the purpose of (i) winding up their affairs as expeditiously as reasonably possible, (ii) liquidating, by conversion to Cash or other methods, any remaining assets of their Estates, as expeditiously as reasonably possible, (iii) enforcing and prosecuting claims, interests, rights, and privileges of the Debtors, including, without limitation, the prosecution of avoidance actions in conjunction with the marshaling of the Debtors' assets, as agreed upon by the Plan Proponents, (iv) resolving Disputed Claims, (v) administering the Plan and (vi) filing appropriate tax returns.
                  2. On the Effective Date, the then current officers and directors of each of the Debtors (with the exception of John R. Ficarro, the Debtors' Chief Administrative Officer, and Martin S. Seekely, the Debtors' Chief Financial Officer, collectively, the "Post-Effective Date Management")) shall be terminated from all of their respective duties and responsibilities in their capacities as officers and directors of each of the Debtors. From and after the Effective Date, the Post-Effective Date Management shall be appointed the directors

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                                       28
of each of the Debtors (and all bylaws, articles or certificates of incorporation, and related corporate documents are deemed amended by the Plan to permit and authorize such appointment) and shall serve in such capacity through the earlier of the date Phar-Mor, Inc. is dissolved in accordance with Section
7.1 of the Plan and the date such director resigns, is terminated or otherwise unable to serve; provided, however, that, in the event that a member of the Post-Effective Date Management resigns, is terminated or unable to serve as a director, then the Debtors and the Committee jointly shall have the right to select a successor who may be appointed a director of Phar-Mor, Inc. and shall serve in such capacity until Phar-Mor, Inc. is dissolved in accordance with
Section 7.1 of the Plan. The Post- Effective Date Management shall serve in their respective capacities on the same terms, conditions and rights they are presently entitled to, including compensation in accordance with the Debtors' Bankruptcy Court approved employee retention plan. After the Effective Date, the Post-Effective Date Management may be terminated "for cause" (including fraud, negligence or misconduct) by the Debtors and the Committee jointly in which event the Debtors and the Committee jointly shall have the right to select a suitable successor.
                  3. Upon the distribution of all assets of the Estates pursuant to the Plan and the filing by or on behalf of the Debtors of a certification to that effect with the Bankruptcy Court, the Debtors shall be deemed dissolved for all purposes without the necessity for any other or further actions to be taken by or on behalf of each of the Debtors or payments to be made in connection therewith; provided, however, that Phar-Mor, Inc. shall file with the Office of the Secretary of State for the State of Pennsylvania a certificate of dissolution on behalf of all of the consolidated Debtors. From and after the Effective Date, the Debtors shall

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                                                          29
not be required to file any document, or take any other action, to withdraw their business operations from any states in which the Debtors previously conducted their business operations.
         B. Closing of the Chapter 11 Cases. When all Disputed Claims filed against the Debtors have become Allowed Claims or have been disallowed by Final Order, and all remaining assets of the Debtors have been liquidated and converted into Cash (other than those assets abandoned by the Debtors), and such Cash has been distributed in accordance with the Plan, or at such earlier time as the Debtors deem appropriate, the Debtors shall seek authority from the Bankruptcy Court to close the Chapter 11 Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules.
         C.       Post-Effective Date Committee; Dissolution of Committee.
         Until the Final Distribution Date, the Committee shall continue in existence; provided, however, that as of the Effective Date, the Committee shall be reconstituted and shall be comprised of three (3) members of the Committee prior to the Effective Date. The Committee members who are no longer members of the Committee as of the Effective Date shall be released and discharged of and from all further authority, duties, responsibilities, and obligations related to and arising from and in connection with the Chapter 11 Cases of the Debtors. In the event of the death or resignation of any member of the Committee after the Effective Date, the remaining members of the Committee shall have the right to designate a successor from among the holders of Allowed Class 5 General Unsecured Claims. If a Committee member assigns its Claim or releases the Debtors from payment of the balance of its Claim, such act shall constitute a resignation from the Committee. Until a vacancy on

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                                                          30
the Committee is filled, the Committee shall function in its reduced number. The individual members of the Committee shall serve without compensation except that they shall be entitled to reimbursement of reasonable expenses by the Debtors pursuant to the procedures set forth in Section 14.8 of the Plan. On the Final Distribution Date and following all payments being made to holders of Allowed Class 5 General Unsecured Claims under the Plan, the Committee shall be dissolved and the members thereof shall be released and discharged of and from all further authority, duties, responsibilities, and obligations related to and arising from and in connection with the Chapter 11 Cases of the Debtors, and the retention or employment of the Committee's attorneys, accountants, and other agents, shall terminate.
                                             X.  ALTERNATIVES TO THE PLAN
         The Plan reflects the negotiations held between the Debtors and the Committee. Moreover, the cessation of the Debtors' ongoing business operations and the overall liquidation of their assets during the course of the Chapter 11 Cases, has been supported by the Committee. The Plan Proponents have determined that the Plan is the most practical means of providing for maximum recoveries to creditors. Alternatives to the Plan which have been considered and evaluated by the Plan Proponents during the course of the Chapter 11 Cases include (a) liquidation of the Debtors' remaining assets under chapter 7 of the Bankruptcy Code, and (b) an alternative chapter 11 plan. Thorough consideration of these alternatives to the Plan have led the Plan Proponents to conclude that the Plan, in comparison, provides a greater recovery to creditors on a more expeditious timetable, and

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                                                          31
in a manner which minimizes certain inherent risks in any other course of action available to the Debtors.
         A. Liquidation Under Chapter 7. If the Plan or any other chapter 11 plan for the Debtors cannot be confirmed under sections 1129(a) and (b) of the Bankruptcy Code, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code, in which case a trustee(s) would be elected or appointed to liquidate any remaining assets of the Debtors for distribution to creditors pursuant to chapter 7 of the Bankruptcy Code. If a trustee(s) is appointed and the remaining assets of the Debtors are liquidated under chapter 7 of the Bankruptcy Code, all creditors holding General Unsecured Claims may receive distributions of a lesser value on account of their Allowed Claims and would have to wait a longer period of time to receive such distributions than they would under the Plan.
         B. Alternative Chapter 11 Plan. If the Plan is not confirmed, the Debtors, or any other party in interest, may attempt to formulate an alternative chapter 11 plan which might provide for the liquidation of the Debtors' remaining assets other than as provided by the Plan. However, since substantially all of the Debtors' assets have already been liquidated and converted to Cash and the Plan provides for the distribution of the sale proceeds in accordance with the statutory priorities established by the Bankruptcy Code, the Debtors believe that any alternative chapter 11 plan will necessarily be substantially similar to the Plan. Any attempt to formulate an alternative chapter 11 plan would unnecessarily delay creditors' receipt of distributions yet to be made and, due to the incurrence of additional administrative expenses during such period of delay, may provide a lesser distribution to holders of General Unsecured Claims than are currently provided for in the Plan.

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



Accordingly, the Debtors believe that the Plan will enable all creditors to realize the greatest possible recovery on their respective Claims with the least delay.
         C. Certain Risk Factors. In the event that the Plan is not confirmed or the Chapter 11 Cases are converted to cases under chapter 7 of the Bankruptcy Code, the Debtors believe that such inaction or action, as the case may be, will cause the Debtors to incur substantial expenses and otherwise serve only to prolong unnecessarily the administration of the Debtors' assets and negatively affect creditors' recoveries on their Claims.
             XI. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN
         The following discussion summarizes certain federal income tax consequences of the implementation of the Plan to holders of General Unsecured Claims and to the Debtors based upon the Internal Revenue Code of 1986 as amended (the "Tax Code"), the Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practice, at least until there are no Disputed Claims remaining other than Tort Claims. This summary does not address the federal income tax consequences of the Plan to holders of Priority or Secured claims or to holders of Equity Interests.
         The following discussion generally assumes that the Plan will be treated as a plan of liquidation of the Debtors for federal income tax purposes and that all distributions to holders of Claims will be taxed accordingly.
         The federal income tax consequences of the Plan are complex and are subject to significant uncertainties. The Debtors have not requested a ruling from the Internal Revenue Service (the "IRS") or an opinion of counsel concerning same. In addition, this summary does not discuss all aspects of federal income taxation that may be relevant to a particular

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                                       33
creditor in light of its individual investment circumstances or to certain types of holders subject to special treatment under the federal income tax laws (for example, broker-dealers, bank mutual funds, financial institutions, pass-through entities, life insurance companies, tax-exempt organizations, and foreign taxpayers). There also may be state, local, or other tax considerations applicable to each holder.
         ACCORDINGLY, EACH CLAIM HOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR AS TO THE CONSEQUENCES OF THE PLAN TO IT UNDER FEDERAL AND APPLICABLE STATE, LOCAL AND FOREIGN TAX LAWS.
         A. Consequences to Holders of General Unsecured Claims. Pursuant to the Plan, holders of Allowed General Unsecured Claims will receive one or more Cash distributions in full satisfaction of their Claims (depending upon, among other things, the liquidation of the Debtors' assets and the resolution of Disputed Claims).
                  1. Gain or Loss. In connection with the implementation of the Plan, each holder of an Allowed General Unsecured Claim generally will recognize gain or loss for federal income tax purposes. The timing and amount of such gain or loss will depend on a number of factors, including whether the holder will receive multiple distributions pursuant to the Plan and whether the Debtors' obligation to make such payments will be treated as a new debt obligation for federal income tax purposes. It is possible that any loss, or a portion of any gain, realized by a Claim holder may have to be deferred until all of the distributions to such holder are received.
         In addition, the character of any gain or loss recognized by a holder as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number

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                                       34
of factors, including the tax status of the holder, whether the obligation from which its Allowed Claim arose constitutes a capital asset in the hands of the holder, whether the obligation from which the Allowed Claim arose has been held for more than one year, the allocation of any distributions received between principal and unpaid accrued interest, whether and to what extent the holder has previously claimed a bad debt deduction, and the extent (if any) to which interest may be imputed where multiple distributions are received. Pursuant to the Plan, all distributions to any holder of an Allowed Claim shall be allocated first to the principal portion of any such Claim, and, only after the principal portion of any such Claim is satisfied in full, to any portion of such Claim comprised of interest. There is no assurance, however, that such allocation would be respected for federal income tax purposes.
                  2. Federal Income Tax Consequences of the Disputed Claims Reserve. The Debtors believe that any interest earned in respect of the Disputed Claims Reserve would be taxable to the Debtors. However, there is no assurance that the IRS would not take a contrary position.
         Under section 468B(g) of the Tax Code, amounts earned by an escrow account, settlement fund, or similar fund or account must be subject to current tax. The manner by which this is done is to be prescribed in Treasury Regulations providing for the taxation of such an account or fund as a grantor trust or otherwise. Although certain regulations have recently been issued under this section, no regulations have as yet been promulgated to address the tax treatment of accounts in a bankruptcy setting. Thus, depending on the facts, such accounts possibly could be treated as a grantor trust to the Debtors, as a grantor trust

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                                       35
to the creditors, as a separately taxable trust, or otherwise. Each Claim holder is urged to consult its tax advisor regarding the potential taxation of the Disputed Claims Reserve.
         If there are no Disputed Claims remaining other than Tort Claims, the Disputed Claims Reserve might be treated thereafter as a qualified settlement fund. If so treated, the Disputed Claims Reserve would be a separate taxable entity such that any interest earned in respect of the Disputed Claims Reserve would be taxable to it, and not the Debtors or creditors, at a rate equal to the maximum rate applicable to trusts and estates. The Disputed Claims Reserve generally could offset interest income with administrative expenses.
                  3. Withholding. All payments to creditors are subject to any applicable withholding (including employment tax withholding). Under the Tax Code, interest, dividends and other "reportable payments" may, under certain circumstances, be subject to "backup withholding" at a 31% rate. Backup withholding generally applies if the holder (a) fails to furnish his social security number or other taxpayer identification number ("TIN"), (b) furnishes an incorrect TIN, (c) fails properly to report interest or dividends or (d) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is his correct number and that he is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions.
         B. Consequences to Debtors. Although the Debtors may recognize income in connection with the liquidation or distribution of its remaining assets, the Plan Proponents

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                                       36
believe that the Debtors will have sufficient available net operating loss carry forwards and/or current year losses to offset such income (subject to a possible federal alternative minimum tax). However, there is no assurance that the IRS would not take a contrary position. In particular, given the lack of authoritative guidance as to the survival and utilization of net operating loss carry forwards in the context of a liquidating chapter 11 plan, there is a risk that the Debtors' net operating loss carry forwards and any losses incurred through the end of the taxable year in which the Plan is confirmed would not be available to offset any income recognized by the Debtors in future taxable years. See also Section II.
                         XII. IMPAIRMENT UNDER THE PLAN
         A. Definition of Impairment. Under section 1124 of the Bankruptcy Code, a class of claims or interests is "impaired" under a plan of reorganization unless such plan (a) leaves unaltered the legal, equitable and contractual rights of each holder of a claim or interest in such class, or (b) provides, among other things, for the cure of existing defaults and reinstatement of the maturity of the claims or interests in such class.
         B. Impaired Classes. Classes 2, 5, and 6 are impaired under the Plan. Holders of Allowed Claims in Classes 2 and 5 are entitled to vote to accept or reject the Plan. Because the holders of Equity Interests in Class 6 will not receive or retain any property under the Plan on account of such Equity Interests, and therefore, are deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code, such holders are not entitled to vote with respect to such Equity Interests.





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                                       37

XIII. CONFIRMATION OF THE PLAN AND REQUIREMENTS OF SECTION 1129(a)
                             OF THE BANKRUPTCY CODE

         The Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation are that the Plan (i) is accepted by all impaired classes of Claims entitled to vote or, if rejected by an impaired Class, that the Plan "does not discriminate unfairly" and is "fair and equitable" as to such Class and as to the impaired Classes of Claims and Equity Interests that are deemed to reject the Plan, (ii) is feasible and (iii) is in the "best interests" of the holders of Claims and Equity Interests impaired under the Plan.
         A. Acceptance of the Plan. As earlier stated, the Bankruptcy Code defines acceptance of a plan of reorganization by a class of creditors as acceptance by creditors holding two-thirds (2/3) in dollar amount and a majority in number of the claims in such class (other than any such creditor designated under section 1126(e) of the Bankruptcy Code), but for that purpose counts only those creditors that actually cast ballots. Holders of claims that fail to vote are not counted as either accepting or rejecting a plan.
         B. No Unfair Discrimination/Fair and Equitable Test. In the event that any impaired Class of Claims does not accept the Plan, the Bankruptcy Court may still confirm the Plan at the request of the Debtors if, as to each impaired Class of Claims which has not accepted the Plan, the Plan "does not discriminate unfairly" and is "fair and equitable." Because the holders of Equity Interests in Class 6 will not receive any distribution under the Plan and are, therefore, deemed to have rejected the Plan, the Bankruptcy Court may only confirm the Plan if the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to such Class of Equity Interests.

191349-7
                                       38

         A chapter 11 plan does not discriminate unfairly, within the meaning of the Bankruptcy Code, if the legal rights of a dissenting class are treated in a manner consistent with the treatment of other classes whose legal rights are substantially similar to those of the dissenting class and if no class of claims or equity interests receives more than it legally is entitled to receive for its claims or equity interests.
         Under the Bankruptcy Code, "fair and equitable" has different meanings for secured and unsecured claims. With respect to a secured claim, "fair and equitable" means (i) the impaired secured creditor retains its liens to the extent of its allowed claim and receives deferred cash payments at least equal in value to the allowed amount of its claim with a present value as of the effective date of the plan at least equal in value to such creditor's interest in the Debtors' interest in the property security its claim, (ii) if property subject to the lien of the impaired secured creditor is sold free and clear of that lien, the lien attaches to the proceeds of the sale, and such lien proceeds are treated in accordance with clause (i) or (iii) of this paragraph, or (ii) the impaired secured creditor realizes the "indubitable equivalent" of its claim under the plan.
         With respect to an unsecured claim, "fair and equitable" means either
(i) each impaired unsecured creditor receives or retains property of a value, as of the effective date of the plan, equal to the amount of its allowed claim, or
(ii) the holders of claims or interests that are junior to the claims or interests of the dissenting class will not receive or retain any property under the plan.
         With respect to equity interests, "fair and equitable" means that each equity interest holder (a) will receive or retain property of a value, as of the effective date of the plan, equal

191349-7
                                       39
to the greatest of (i) the allowed amount of any fixed liquidation preference to which such holder is entitled, (ii) any fixed redemption price to which such holder is entitled, or (iii) the value of such interest; or (b) the holder of any interest that is junior to the interests of such class will not receive or retain any property under the plan on account of such junior interest.
         Under the Plan, no holder in a Class of Claims or Equity Interests is to receive Cash or other property in excess of the full amount of its Allowed Claim or Allowed Equity Interest. As to holders of Allowed Secured Claims, the Plan provides that each such holder will retain its liens to the extent of its Allowed Claim and will receive on the Initial Distribution Date a Cash payment or payment in kind equal in value to the Allowed Amount of its Secured Claim. As to holders of Allowed General Unsecured Claims, no holder of a Claim or Equity Interest with rights junior to holders of more senior Claims will receive any distributions or retain any property under the Plan until such senior creditors have received full payment on account of their Allowed Claims. In connection with confirmation of the Plan, each of the Debtors intend to request that the Bankruptcy Court make a finding that the equity securities retained by then existing holders of Equity Interests in each Debtor pending dissolution of each of the Debtors have no value. As to holders of Allowed Equity Interests, although such holders will not receive or retain any property under the Plan, there is no class junior to such Equity Interests which receives or retains any property under the Plan. Accordingly, each Debtor believes that the Plan does not discriminate unfairly as to any impaired Class of Claims or Equity Interests and is fair and equitable with respect to each such Class.

191349-7
                                       40

         C. The Best Interests Test. The Bankruptcy Code provides that the Plan will not be confirmed, regardless of whether or not anyone objects to confirmation, unless the Bankruptcy Court finds that the Plan is in the "best interests" of all Classes of Claims and Equity Interests which are impaired. The "best interests" test will be satisfied by a finding of the Bankruptcy Court that either (i) all holders of impaired Claims or Equity Interests have accepted the Plan, or (ii) the Plan will provide such a holder that has not accepted the Plan with a recovery at least equal in value to the recovery such holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.
         The starting point in determining whether the Plan meets the "best interests" test is a determination of the amount of proceeds that would be generated from the liquidation of the Debtors' remaining assets in the context of a chapter 7 liquidation. Such value must then be reduced by the costs of such liquidation, including costs incurred during the Chapter 11 Cases and allowed under chapter 7 of the Bankruptcy Code (such as professionals' fees and expenses), a trustee's fees, and the fees and expenses of professionals retained by a trustee. The potential chapter 7 liquidation distribution in respect of each Class must be further reduced by costs imposed by the delay caused by conversion to chapter 7. The net present value of a hypothetical chapter 7 liquidation distribution in respect of an impaired Class is then compared to the recovery in respect of such Class provided for in the Plan.
         For the reasons set forth above, the Debtors submit that each impaired Class will receive under the Plan a recovery at least equal in value to the recovery such Class would receive pursuant to a liquidation of each Debtor under chapter 7 of the Bankruptcy Code.

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                                       41

         D. Feasibility. Section 1129(a)(11) of the Bankruptcy Code provides that a chapter 11 plan may be confirmed only if the bankruptcy court finds that such plan is feasible. A feasible plan is one which will not lead to a need for further reorganization or liquidation of the debtor. Since the Plan provides for the liquidation of the Debtors, the Bankruptcy Court will find that the Plan is feasible if it determines that the Debtors will be able to satisfy the conditions precedent to the Effective Date and otherwise have sufficient funds to meet their post-Confirmation Date obligations to pay for the costs of administering and fully consummating the Plan and closing the Chapter 11 Cases. The Debtors believe that the Plan satisfies the financial feasibility requirement imposed by the Bankruptcy Code.
         E. Cram Down. Although section 1129(a)(8) of the Bankruptcy Code requires that a plan be accepted by each class that is impaired by such plan, section 1129(b) of the Bankruptcy Code provides that the Bankruptcy Court may still confirm the Plan at the request of the Plan Proponents, if all requirements of section 1129(a) (except section 1129(a)(8)) are met and if, with respect to each Class of Claims or Equity Interests that is impaired under the Plan and has not voted to accept the Plan, the Plan "does not discriminate unfairly" and is "fair and equitable." This provision commonly is referred to as a "cramdown." In the event a Class of Claims does not accept the Plan, the Plan Proponents intend to seek cramdown confirmation of the Plan with respect to any such non- accepting Class. The Plan Proponents believe that, with respect to such Classes, the Plan meets the requirements of section 1129(b) of the Bankruptcy Code.
         F. Confirmation.
                  1. Conditions to the Effective Date. Under the Plan, the following conditions to the Effective Date must occur:

191349-7
                                       42

                           a. The Bankruptcy Court shall have entered an order
confirming the
Plan in form and substance satisfactory to the Plan Proponents;
                           b. No stay of the Confirmation Order shall then be in effect; c. All documents, instruments, and agreements, in form and substance satisfactory to the Plan Proponents, provided for under or necessary to implement the Plan shall have been executed and delivered by the parties thereto, unless such execution or delivery has been waived by the parties benefitted thereby; and
                           d. Either (i) all real and personal property of the
Debtors shall have
been liquidated into Cash or otherwise disposed of by the Debtors, or (ii) there shall exist sufficient Available Cash to satisfy all Allowed Administrative Expense Claims, Allowed Priority Tax Claims and Allowed Other Priority Claims.
                  2. Waiver of Conditions. The Plan Proponents may waive the conditions to effectiveness of the Plan set forth in Section 11.1(c) of the Plan.
                                                   XIV.  CONCLUSION
         THE DEBTORS AND THE COMMITTEE, AS THE PLAN PROPONENTS, SUBMIT THAT THE PLAN COMPLIES IN ALL RESPECTS WITH CHAPTER 11 OF THE BANKRUPTCY CODE AND THE DEBTORS AND THE COMMITTEE RECOMMEND TO HOLDERS OF CLAIMS WHO ARE ENTITLED TO VOTE ON THE PLAN THAT THEY VOTE TO ACCEPT THE PLAN. THE DEBTORS REMIND SUCH HOLDERS THAT, TO BE COUNTED, EACH BALLOT, SIGNED AND MARKED TO INDICATE THE HOLDER'S VOTE, MUST BE ACTUALLY RECEIVED BY THE DEBTORS NO LATER THAN 4:00 P.M. EASTERN TIME ON MARCH 3, 2003, AT THE FOLLOWING ADDRESS:


191349-7
                                       43

         IF BY MAIL:
                              PHAR-MOR, INC.
                              C/O TRUMBULL SERVICES
                              P. O. BOX 512
                              WINDSOR, CT 06095-9700


         IF BY HAND DELIVERY OR OVERNIGHT COURIER:

                              PHAR-MOR, INC.
                              C/O TRUMBULL SERVICES
                              4 GRIFFIN ROAD NORTH
                              WINDSOR, CONNECTICUT 06095


Dated: January 23, 2003                       PHAR-MOR, INC.

                                              By:
                                              ----------------------------------
                                              Name: Martin S. Seekely
                                              Title:    Chief Financial Officer

                                              PHAR-MOR, INC. LLC

                                              By:
                                              ----------------------------------
                                              Name: Martin S. Seekely
                                              Title:    Chief Financial Officer

                                              PHAR-MOR OF DELAWARE, INC.

                                              By:
                                              ----------------------------------
                                              Name: Martin S. Seekely
                                              Title:    Chief Financial Officer

                                              PHAR-MOR OF FLORIDA, INC.

                                              By:
                                              ----------------------------------
                                              Name: Martin S. Seekely
                                              Title:    Chief Financial Officer

                                              PHAR-MOR OF OHIO, INC.

                                              By:
                                              ----------------------------------
                                              Name: Martin S. Seekely
                                              Title:    Chief Financial Officer


191349-7
                                       44

                                              PHAR-MOR OF VIRGINIA, INC.

                                              By:
                                              ----------------------------------
                                              Name: Martin S. Seekely
                                              Title:    Chief Financial Officer

                                              PHAR-MOR OF WISCONSIN, INC.

                                              By:
                                              ----------------------------------
                                              Name: Martin S. Seekely
                                              Title:    Chief Financial Officer

                                              PHARMHOUSE CORP.

                                              By:
                                              ----------------------------------
                                              Name: Martin S. Seekely
                                              Title:    Chief Financial Officer

                                              RX REALTY CORP.

                                              By:
                                              ----------------------------------
                                              Name: Martin S. Seekely
                                              Title:    Chief Financial Officer

                                                           and

                                              THE OFFICIAL COMMITTEE OF
                                              UNSECURED CREDITORS


                                              By:
                                              ----------------------------------
                                              BRETT H. MILLER, ESQ.
                                              OTTERBOURG, STEINDLER, HOUSTON
                                              & ROSEN, P.C.
                                              230 Park Avenue
                                              New York, New York 10169
                                              (212) 661-9100
                                              Co-Counsel to the Official
                                               Committee of Unsecured Creditors

                                                           and



191349-7
                                       45

                                              JOSEPH F. HUTCHINSON, JR. ESQ,
                                              MARC B. MERKLIN, ESQ.
                                              BROUSE MCDOWELL
                                              1001 Lakeside Avenue
                                              Cleveland, Ohio 44114
                                              (216) 830-6830
                                              Co-Counsel to the Official
                                               Committee of Unsecured Creditors





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\Disclosure Statement-final-1_23_03.wpd

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